                                                                    EXHIBIT 24.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 29, 1999 included in Form 10-KSB of Mustang Software, Inc. for the year ended December 31, 1998 into this Registration Statement on Form S-8. It should be noted that we have not audited any financial statements of Mustang Software, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                            /s/  ARTHUR ANDERSEN LLP

                                                 ARTHUR ANDERSEN LLP



Los Angeles, California
April 28, 1999.